EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of our report dated February 27, 2014, relating to the consolidated financial statements and financial statement schedules of Cincinnati Financial Corporation and subsidiaries and the effectiveness of Cincinnati Financial Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Cincinnati Financial Corporation for the year ended December 31, 2013 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning a change in accounting for costs associated with acquiring or renewing insurance contracts in 2012).

No. 333-24817 (on Form S-8)
No. 333-103509 (on Form S-8)
No. 333-103511 (on Form S-8)
No. 333-126714 (on Form S-8), as amended
No. 333-155373 (on Form S-3), as amended
No. 333-178075 (on Form S-8)
No. 333-178080 (on Form S-3), as amended

/S/ Deloitte & Touche LLP

Cincinnati, Ohio
February 27, 2014